Exhibit 21.1
Vonage Holdings Corp.
List of Subsidiaries

Name	Jurisdiction of Incorporation

Vonage America Inc.	Delaware

Vonage Wireless Inc.	Delaware

Vonage Business Inc.	Delaware

Vonage Business Networks, Inc.	Delaware

Vonage Worldwide Inc.	Delaware

Vonage Canada Corp.	British Columbia, Canada

Vonage Business Canada Corp.	British Columbia, Canada

Vonage A/S	Denmark

Vonage B.V.	The Netherlands

Vonage Limited	United Kingdom

Vonage India Private Limited	India

Vonage Applications Inc.	Delaware

Vonage Apps. Ltd.	Israel

Vonage Foundation Corp.	Delaware (Non-Profit)

Nexmo Inc.	Delaware

Nexmo Limited	England & Wales

Nexmo Asia Pacific Limited	Hong Kong

Nexmo Pte. Ltd.	Singapore

Nexmo World Services Limited	England & Wales

Nexmo Software Services Company Ltd.	China

Vonage Japan G.K.	Japan

Vonage France SARL	France

Nexmo Sweden AB	Sweden

Nexmo Digital Inc.	Delaware

TokBox Inc.	Delaware

Vonage Australia PTY Limited	Australia

Vonage NVM Holding Ltd	England & Wales

NewVoiceMedia Ltd.	England & Wales

NewVoiceMedia Inc.	Delaware

NewVoiceMedia Pty Ltd.	Australia

NewVoiceMedia sP ZOO	Poland

NewVoiceMedia Germany GmbH	Germany

NewVoiceMedia Euro Holdings SARL	Luxembourg

NewVoiceMedia UK Ltd.	England & Wales

NewVoiceMedia Asia Pacific Ltd.	Hong Kong

NVM (Technology) Beijing Limited Company	Beijing